                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement              [ ]  Confidential, for Use of the Commission Only (as
                                                   permitted by Rule 14c-6(e)(2))
[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Kemper High Income Trust
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined.):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

     ---------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount previously paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing Party:

(4)  Date Filed:

KEMPER HIGH INCOME TRUST
KEMPER INTERMEDIATE GOVERNMENT TRUST
KEMPER MULTI-MARKET INCOME TRUST
KEMPER MUNICIPAL INCOME TRUST
KEMPER STRATEGIC MUNICIPAL INCOME TRUST
KEMPER STRATEGIC INCOME TRUST
222 South Riverside Plaza Chicago, Illinois 60606

NOTICE OF JOINT ANNUAL MEETING OF SHAREHOLDERS
MAY 25, 2000 AND PROXY STATEMENT
                                                                  March 31, 2000
To the Shareholders:

You are invited to attend a joint annual meeting of the shareholders of Kemper High Income Trust ("KHI"), Kemper Intermediate Government Trust ("KGT"), Kemper Multi-Market Income Trust ("KMM"), Kemper Municipal Income Trust ("KTF"), Kemper Strategic Municipal Income Trust ("KSM") and Kemper Strategic Income Trust ("KST") (individually, a "Fund" and collectively, the "Funds"). The meeting will be held in the offices of Scudder Kemper Investments, Inc., 13th Floor, Two International Place, Boston, Massachusetts 02110, on Thursday, May 25, 2000 at 2:00 p.m. Eastern time, for the following purposes and to transact such other business, if any, as may properly come before the meeting:

1. To elect Members of the Board of each Fund as outlined below:
  a. For KHI, KGT, KMM and KST only, to elect eight Members to the Board of each Fund; and
  b. For KTF and KSM only, to elect eight Members to the Board of each Fund with six Board Members to be elected by the holders of Preferred and Common Shares voting together and two Board Members to be elected by holders of the Preferred Shares only.

2. To ratify or reject the selection of Ernst & Young LLP as independent auditors of each Fund for the current fiscal year.

The Board of each Fund has fixed the close of business on March 22, 2000 as the record date for determining the shareholders of each Fund entitled to notice of and to vote at the meeting. Shareholders are entitled to one vote for each share held.

THE BOARD OF EACH FUND RECOMMENDS THAT YOU VOTE FOR ALL ITEMS
------------------------------------------------------------------------------

PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD. SIGN, DATE AND RETURN YOUR PROXY CARD IN THE ENVELOPE PROVIDED. TO SAVE YOUR FUND THE COST OF ADDITIONAL SOLICITATIONS, PLEASE MAIL YOUR PROXY CARD PROMPTLY.
------------------------------------------------------------------------------

                                                             [KEMPER FUNDS LOGO]

The accompanying proxy is solicited by the Board of each Fund for voting at the joint annual meeting of shareholders to be held on May 25, 2000, and at any and all adjournments thereof (the "Meeting"). The shareholders of each Fund will vote separately on the items presented at the Meeting. This proxy statement was first mailed to shareholders on or about March 31, 2000.

The Board of each Fund recommends shareholders vote FOR ITEMS 1 AND 2. The vote required to approve both items is described under "Miscellaneous."

The Board of each Fund has fixed the close of business on March 22, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting. As of March 22, 2000, shares of the Funds were issued and outstanding as follows:

                FUND                    SHARES
                ----                  ----------
KHI.................................  30,143,254
KGT.................................  33,996,171
KMM.................................  20,090,612
KTF
  Common............................  38,808,200
  Preferred.........................      53,000
KSM
  Common............................  10,741,480
  Preferred.........................       2,800
KST.................................   3,464,981

KTF AND KSM ONLY. Pursuant to the Amended and Restated Agreement and Declaration of Trust of each Fund, the Board may authorize separate classes of shares of beneficial interest. The Board of each Fund has authorized, and each Fund has issued, common shares of beneficial interest (the "Common Shares") and preferred shares of beneficial interest (the "Preferred Shares"). The Common Shares and the Preferred Shares have different powers, rights, preferences and privileges, qualifications, limitations and restrictions with respect to, among other things, dividends, liquidation, redemption and voting as more fully set forth in the Certificate of Designation for Preferred Shares that established the Preferred Shares. For KTF, the Common Shares were first issued on October 20, 1988 and the Preferred Shares were first issued on July 24, 1989 (Series A, B, C and D) and November 24, 1999 (Series E). For KSM, the Common Shares were first issued on March 22, 1989 and the Preferred Shares were first issued on September 21, 1999. At the Meeting, the holders of the Preferred Shares, voting as a separate class, are entitled to elect two Board members, and the holders of the Common Shares and the Preferred Shares, voting together as a single class, are entitled to elect the six remaining Board members. On Item 2, the holders of the Common Shares and Preferred Shares will vote together as a single class.

ITEM 1. ELECTION OF MEMBERS TO THE BOARDS

THE BOARD OF EACH FUND RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES NAMED BELOW.

It is intended that the proxies will be voted for the election as Board Members of the nominees described below. Each Board Member so elected will serve as a Board Member of the respective Fund until the next meeting of shareholders, if any, called for the purpose of electing Board Members and until the election and qualification of a successor or until such Board Member sooner dies, resigns or is removed as provided in the organizational documents of each Fund. All the nominees, except Linda C. Coughlin, were last elected to each Board at the 1999 annual joint meeting of the shareholders. Ms. Coughlin is standing for election to each Board for the first time at the 2000 annual joint meeting of shareholders.

KTF AND KSM ONLY. As indicated above, holders of the Preferred Shares are entitled to elect two Board Members. Messrs. Kelsey and Littauer are nominees for election by holders of the Preferred Shares of each Fund. In addition, six other Board Members are to be elected by holders of the Common Shares and the Preferred Shares, voting together as a single class. Ms. Coughlin and Messrs. Akins, Edgar, Gottschalk, Renwick and Weithers are nominees for election by all shareholders.

All the nominees listed below have consented to serve as Board Members of the respective Funds, if elected. In case any nominee shall be unable or shall fail to act as a Board Member by virtue of an unexpected occurrence, the proxies may be voted for such other person(s) as shall be determined by the persons acting under the proxies in their discretion.

                                          YEAR FIRST    SHARES BENEFICIALLY
   NAME (DATE OF BIRTH), PRINCIPAL         BECAME A         OWNED AS OF
   OCCUPATION AND AFFILIATIONS(1)        BOARD MEMBER   DECEMBER 31, 1999(2)
   -------------------------------       ------------   --------------------
James E. Akins (10/15/26)                1995 -- All     0
Consultant on International,
Political, and Economic Affairs;
formerly a career United States
Foreign Service Officer; Energy
Adviser for the White House; United
States Ambassador to Saudi Arabia.

                                          YEAR FIRST    SHARES BENEFICIALLY
   NAME (DATE OF BIRTH), PRINCIPAL         BECAME A         OWNED AS OF
   OCCUPATION AND AFFILIATIONS(1)        BOARD MEMBER   DECEMBER 31, 1999(2)
   -------------------------------       ------------   --------------------
Linda C. Coughlin (01/1/52)*             Nominee         0
Managing Director, Scudder Kemper
Investments, Inc.

James R. Edgar (7/22/46)                 1999 -- All     0
Distinguished Fellow, University of
Illinois Institute of Government and
Public Affairs; Director, Kemper
Insurance Companies (not affiliated
with the Kemper Funds); formerly,
Governor, State of Illinois.

Arthur R. Gottschalk (2/13/25)           1988 -- KGT,    KHI -- 1,900
Retired; formerly, President,            KTF             KGT -- 1,000
Illinois Manufacturers Association;      1989 -- KHI,    KMM -- 800
Trustee, Illinois Masonic Medical        KMM, KSM        KTF -- 800
Center; formerly, Illinois State         1994 -- KST     KSM -- 1,000
Senator; formerly, Vice President,                       KST -- 800
The Reuben H. Donnelley Corp.;
formerly, attorney.

Frederick T. Kelsey (4/25/27)            1988 -- KTF     KHI -- 2,400
Retired; formerly, consultant to         1989 -- KHI,    KGT -- 2,500
Goldman, Sachs & Co.; formerly,          KGT, KMM, KSM   KMM -- 1,000
President, Treasurer and Trustee of      1994 -- KST     KTF -- 6,800
Institutional Liquid Assets and its                      KSM -- 5,000
affiliated mutual funds; Trustee of
the Northern Institutional Funds;
formerly, Trustee of the Pilot Funds.

Thomas W. Littauer (4/26/55)*            1998 -- All     KHI -- 20,000
Managing Director, Scudder Kemper
Investments, Inc.; formerly, Head of
Broker Dealer Division of Putnam
Investment Management; formerly,
President of Client Management
Services for Fidelity Investments.

                                          YEAR FIRST    SHARES BENEFICIALLY
   NAME (DATE OF BIRTH), PRINCIPAL         BECAME A         OWNED AS OF
   OCCUPATION AND AFFILIATIONS(1)        BOARD MEMBER   DECEMBER 31, 1999(2)
   -------------------------------       ------------   --------------------
Fred B. Renwick (2/1/30)                 1995 -- All            0
Professor of Finance, New York
University, Stern School of Business;
Director, the Wartburg Foundation;
Chairman, Investment Committee of
Morehouse College Board of Trustees;
Director, American Bible Society
Investment Committee; previously
member of the Investment Committee of
Atlanta University Board of Trustees;
formerly Director of Board of
Pensions Evangelical Lutheran Church
in America.

John G. Weithers (8/8/33)                1993 -- All     KHI -- 2,300(3)
Formerly, Chairman of the Board and      Funds except    KGT -- 1,400
Chief Executive Officer, Chicago         KST             KMM -- 1,200
Stock Exchange; Director, Federal        1994 -- KST     KSM -- 300
Life Insurance Company; President of                     KST -- 1,300
the Members of the Corporation and                       KTF -- 400
Trustee, DePaul University.

---------------

 * Interested persons of the Funds as defined in the Investment Company Act of 1940 ("1940 Act").

(1) All the nominees, except Mr. Littauer and Ms. Coughlin, serve as board members of 16 investment companies, with 60 portfolios managed by Scudder Kemper Investments, Inc. (the "Adviser"). Mr. Littauer serves as a board member of 39 investment companies with 96 portfolios managed by the Adviser. Ms. Coughlin serves as a board member of 44 investment companies with 93 portfolios managed by the Adviser.

(2) From time to time, the Board Members have been, and may in the future be, restricted from buying and/or selling shares of certain Funds.

(3) Includes 500 shares of KHI for which Mr. Weithers has voting control, but not beneficial ownership.

Each Board has an audit and governance committee that is composed of Messrs. Akins, Edgar, Gottschalk, Kelsey, Renwick, and Weithers. The committee to each Fund met 6 times during its 1999 fiscal year

(November 30, 1999 for KHI, KMM, KTF, KSM and KST and December 31, 1999 for
KGT). The committee makes recommendations regarding the selection of independent auditors for each Fund, confers with the independent auditors regarding each Fund's financial statements, the results of audits and related matters, seeks and reviews nominees for Board membership and performs such other tasks as the respective Board assigns. The committee also proposes the nominees for election by the shareholders. Shareholders wishing to submit the name of a candidate for consideration by the committee should submit their recommendations to the secretary of the applicable Fund.

Each Fund pays Board Members who are not "interested persons" of such Fund an annual retainer plus expenses, and an attendance fee for each Board meeting and committee meeting attended. As reflected above, the Board Members currently serve as board members of various investment companies for which the Adviser serves as investment manager. Board Members or officers of a Fund who are "interested persons" receive no compensation from such Fund. The Board of each Fund met 7 times for KGT, KMM, KTF, KSM and KST and 10 times for KHI during its 1999 fiscal year. Each then current Board Member attended 75% or more of the respective meetings of the Board and the audit and governance committee (if then a member thereof) held during its 1999 fiscal year.

The table below shows, for each Board Member entitled to receive compensation from the Funds, the aggregate compensation paid or accrued during each Fund's 1999 fiscal year and the total compensation that the Kemper funds paid or accrued during calendar year 1999.

                                   AGGREGATE COMPENSATION FROM FUND          AGGREGATE COMPENSATION
                             ---------------------------------------------    FROM FUNDS AND OTHER
   NAME OF BOARD MEMBER       KHI     KGT     KMM     KTF     KSM     KST        KEMPER FUNDS(3)
   --------------------      -----   -----   -----   -----   -----   -----   -----------------------
James E. Akins.............  4,864   3,096   2,856   4,836   2,532   2,184           168,700
James R. Edgar(1)..........  1,404   1,539   1,399   2,554   1,210   1,283            84,600
Arthur R. Gottschalk(2)....  5,364   3,096   2,856   5,336   4,032   2,184           171,200
Frederick T. Kelsey........  4,864   3,096   2,856   4,836   2,532   2,184           168,700
Fred B. Renwick............  4,864   3,096   2,856   4,836   2,532   2,184           168,700
John G. Weithers...........  5,364   3,096   2,856   5,336   4,032   2,184           171,200

---------------

(1) Appointed to the Boards on May 27, 1999.

(2) Includes deferred fees. Pursuant to deferred compensation agreements with the Funds, deferred amounts accrue interest monthly at a rate equal to the yield of Zurich Money Funds--Zurich Money Market Fund. Total deferred fees (including interest thereon) payable to Mr. Gottschalk are $17,514, $17,654, $16,326, $24,984, $15,858 and $10,256 from KHI, KGT, KMM, KTF, KSM and KST, respectively.

(3) Includes compensation for service on the boards of 16 Kemper Funds with 60 fund portfolios.

FUND OFFICERS. Information about the executive officers of the Fund, with their respective dates of birth, terms as Fund officers indicated and principal occupation for the past five years, is set forth below.

J. Patrick Beimford, Jr. (5/25/50), vice president of KMM since 2/17/93 and KST since 4/14/94, is a managing director of the Adviser.

Eleanor R. Brennan (3/3/64), vice president of KTF since 7/14/99. Mrs. Brennan is a senior vice president of the Adviser.

Mark S. Casady (9/21/60), president of each Fund since 1/21/98, is a managing director of the Adviser.

Philip J. Collora (11/15/45), vice president of each Fund except KST since 2/1/90 and KST since 3/2/90, and secretary of each Fund since 3/2/95. Mr. Collora is a senior vice president of the Adviser.

Philip G. Condon (8/15/60), vice president of KTF and KSM since 7/14/99. Mr. Condon is a managing director of the Adviser.

John R. Hebble (6/27/59), treasurer of each Fund since 5/20/98, is a senior vice president of the Adviser.

Maureen E. Kane (2/14/62), assistant secretary of each Fund since 1/21/98. Ms. Kane is a vice president of the Adviser; formerly, Assistant Vice President of an unaffiliated investment management firm; prior thereto, Staff Attorney of an unaffiliated investment management firm; Associate, Peabody & Arnold (law firm).

Thomas W. Littauer (4/26/55), vice president of each Fund since 1/21/98, is a managing director of the Adviser.

Brenda Lyons (2/21/63), assistant treasurer of each Fund since 9/22/98. Ms. Lyons is a senior vice president of the Adviser.

Ann M. McCreary (11/6/56), vice president of each Fund since 1/21/98, is a managing director of the Adviser.

Michael A. McNamara (12/28/44), vice president of KHI since 2/21/91, is a managing director of the Adviser.

Caroline Pearson (4/1/62), assistant secretary of each Fund since 1/21/98. Ms. Pearson is a senior vice president of the Adviser; formerly, Associate, Dechert Price & Rhodes (law firm) 1989 to 1997.

Kathryn L. Quirk (12/3/52), vice president of each Fund since 1/21/98, is a managing director of the Adviser.

Harry E. Resis, Jr. (11/24/45), vice president of KHI since 2/17/93, is a managing director of the Adviser.

Richard L. Vandenberg (11/16/49), vice president of KGT since 3/6/96, is a managing director of the Adviser; prior to March 1996, senior vice president and portfolio manager of an unaffiliated investment management firm.

Rebecca L. Wilson (2/22/62), vice president of KSM since 7/14/99. Ms. Wilson is a vice president of the Adviser.

Linda J. Wondrack (9/12/64), vice president of each Fund since 1/21/98. Ms. Wondrack is a senior vice president of the Adviser.

The officers of each Fund are elected by the Board of the Fund on an annual basis to serve until their successors are elected and qualified.

SHAREHOLDERS. As of December 31, 1999, the Board Members and officers of the Funds as a group owned beneficially 26,600 shares of KHI (which includes 500 shares for which Mr. Weithers has voting control, but not beneficial ownership), 4,900 shares of KGT, 3,000 shares of KMM, 8,000 shares of KTF, 6,300 shares of KSM, and 2,100 shares of KST, which, in each case, is less than 1% of the outstanding shares of each Fund. As of December 31, 1999, no person is known to any Fund to have owned beneficially more than five percent of the shares of such Fund.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE. Section 30(h) of the 1940 Act and Section 16(a) of the Securities Exchange Act of 1934 require each Fund's officers and Board Members, the Adviser, affiliated persons of the Adviser and persons who own more than ten percent of a registered class of the Fund's equity securities to file forms reporting their affiliation with that Fund and reports of ownership and changes in ownership of that Fund's shares with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange (the "NYSE"). These persons and entities are required by SEC regulation to furnish the Funds with copies of all Section 16(a) forms they file. Based solely upon its review of the copies of such forms received by it, and written representations from certain reporting persons that no year-end reports were required for those persons, each Fund believes that during the fiscal year ended November 30, 1999 (December 31, 1999 for KGT), such reporting persons complied with all applicable filing requirements.

INVESTMENT MANAGER. Scudder Kemper Investments, Inc. (the "Adviser"), 345 Park Avenue, New York, NY 10154, serves as each Fund's investment adviser and manager pursuant to an investment management agreement.

ITEM 2. SELECTION OF INDEPENDENT AUDITORS

THE BOARD OF EACH FUND RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR EACH FUND.

A majority of the Members of each Fund's Board who are "non-interested" persons of the Fund has selected Ernst & Young LLP, independent auditors, to audit the books and records of the Fund for the current fiscal year. This firm has served each Fund in this capacity since the Fund was organized and has no direct or indirect financial interest in any Fund except as independent auditors. The selection of Ernst & Young LLP as independent auditors of each Fund is being submitted to the shareholders for ratification. A representative of Ernst & Young LLP is expected to be available by telephone at the Meeting to respond to any appropriate questions raised at the Meeting and may make a statement.

MISCELLANEOUS

GENERAL. The cost of preparing, printing and mailing the enclosed proxy, accompanying notice and proxy statement and all other costs in connection with solicitation of proxies will be paid by the Funds, including any additional solicitation made by letter, telephone or facsimile. In addition to solicitation by mail, certain officers and representatives of the Funds, officers and employees of the Adviser and certain financial services firms and their representatives, who will receive no extra compensation for their services, may solicit proxies by telephone, telegram or personally. The Funds have engaged Shareholder Communications Corporation to assist in the solicitation of proxies at a total estimated cost of $3,500 per Fund plus expenses. Failure of a quorum to be present at the Meeting for a Fund will necessitate adjournment for that Fund and will subject the Fund to additional expense. A COPY OF A FUND'S ANNUAL REPORT IS AVAILABLE WITHOUT CHARGE UPON REQUEST BY WRITING TO SUCH FUND, 222 SOUTH RIVERSIDE PLAZA, CHICAGO, ILLINOIS 60606 OR BY CALLING 1-800-294-4366.

PROPOSALS OF SHAREHOLDERS. It is currently anticipated that the 2001 annual meeting of shareholders will be held in May. A shareholder wishing to submit a proposal for inclusion in a Fund's proxy statement for the 2001 annual meeting of shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 should send such written proposal to the Secretary of the Fund within a reasonable time before the solicitation of proxies for such meeting. A Fund will treat any such proposal received no later than December 1, 2000 as timely. A shareholder wishing to provide notice in the manner prescribed by Rule 14a-4(c)(1) to a Fund of a proposal submitted outside of the process of Rule 14a-8 must submit such written notice to the Secretary of the Fund within a reasonable time before the solicitation of proxies for such meeting. A Fund will treat any such notice received no later than February 15, 2001 as timely. The timely submission of a proposal, however, does not guarantee its inclusion under either rule.

OTHER MATTERS TO COME BEFORE THE MEETING. The Boards are not aware of any matters that will be presented for action at the Meeting other than those set forth herein. Should any other matters requiring a vote of shareholders arise, the proxy in the accompanying form will confer upon the person or persons entitled to vote the shares represented by such proxy the discretionary authority to vote the shares with respect to any such other matters in accordance with their best judgment in the interest of the Fund.

VOTING, QUORUM. Each valid proxy will be voted in accordance with the instructions on the proxy and as the persons named in the proxy determine on such other business as may come before the Meeting. If no instructions are given, the proxy will be voted for the election as Board members of the persons who have been nominated for such Fund and as recommended by the Board on each other item. Shareholders who execute proxies may revoke them at any time before they are voted, either by writing to the Fund or in person at the time of the Meeting. Proxies given by telephone or electronically transmitted instruments may be counted if obtained pursuant to procedures designed to verify that such instructions have been authorized.

Item 1, election of Board Members for a Fund, requires a plurality vote of the shares of such Fund. As noted previously, the holders of the Preferred Shares of KTF and KSM, voting as a separate class for each respective Fund, are entitled to elect two Board Members and the holders of the Common Shares and Preferred Shares of KTF and KSM, voting together as a single class for each Fund, are entitled to elect the six remaining Board Members. Item 2, ratification of the selection of independent auditors for a Fund, requires the affirmative vote of a majority of the shares of the Fund voting on the matter. On Item 1, abstentions and broker non-votes will have no effect; the persons receiving the largest number of votes will be elected. On Item 2, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

At least 50% of the shares of a Fund must be present, in person or by proxy, in order to constitute a quorum for that Fund. Thus, the meeting for a particular Fund could not take place on its scheduled date if less than 50% of the shares of that Fund were represented.

THE BOARD OF EACH FUND RECOMMENDS AN AFFIRMATIVE VOTE ON ALL ITEMS APPLICABLE TO THAT FUND.

PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

By order of the Boards,
Philip J. Collora
Secretary

                            KEMPER HIGH INCOME TRUST
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                                  May 25, 2000

PLEASE VOTE PROMPTLY!

Your vote is needed! Please vote below and sign in the space provided and return it in the envelope provided. You may receive additional proxies for your other accounts with Kemper. These are not duplicates; you should sign and return each proxy card in order for your votes to be counted. Please return them as soon as possible to help save the cost of additional mailings.

The signers of this proxy hereby appoint Philip J. Collora, Maureen E. Kane, Caroline Pearson and Kathryn L. Quirk, and each of them, attorneys and proxies, with power of substitution in each, to vote all shares for the signers at the Annual Meeting of Shareholders to be held May 25, 2000, and at any adjournments thereof, as specified herein, and in accordance with their best judgment, on any other business that may properly come before this meeting. IF NO SPECIFICATION IS MADE HEREIN, ALL SHARES WILL BE VOTED AS RECOMMENDED BY THE BOARD ON EACH ITEM SET FORTH ON THIS PROXY.

THIS PROXY IS SOLICITED BY THE BOARD OF THE FUND WHICH RECOMMENDS A VOTE "FOR" ALL ITEMS

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: [X]

              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TO WITHHOLD AUTHORITY TO VOTE, MARK THE "FOR ALL EXCEPT" BOX AND WRITE THE NOMINEE'S NUMBER ON THE LINE PROVIDED BELOW.

                                                                     Withhold       For All
                                                     For All            All          Except

     Vote on Trustees:                                [  ]              [ ]    [      [ ]
                                                                                            ---------------------------
1.   01) James E. Akins, 02) Linda C. Coughlin,

     03) James R. Edgar, 04) Arthur R. Gottschalk,

     05) Frederick T. Kelsey, 06) Thomas W. Littauer,

     07) Fred B. Renwick, 08) John G. Weithers

     Vote on Proposal
                                                        For            Against       Abstain
2.   Ratification of the selection of Ernst &           [ ]              [ ]           [ ]
     Young LLP as the Fund's independent
     auditors for the current fiscal year.

             Sign below exactly as your name appears above and return the card in the envelope provided.

Note: All registered owners of accounts shown above must sign. Please sign exactly as your name appears on this Proxy.
If signing for a corporation, estate or trust, please indicate your capacity or title.

---------------------------------   -------------   ---------------------------------   -------------
Signature                           Date                    Signature (Joint)           Date
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